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                                                                  Exhibit 10.146

                                                                  CONFORMED COPY

                         AIRFRAME WARRANTY ASSIGNMENT

Boeing Commercial Airplane Group
P.O. Box 3707
Seattle, Washington 98124-2207

Attention:  Vice President - Contracts
            Mail Code 21-34

Ladies and Gentlemen:

     In connection with the lease by Bellevue Coastal Leasing LLC ("Lessor") to Midway Airlines Corporation ("Lessee") of the aircraft identified below, reference is made to (a) Purchase Agreement No. 2176 dated August 11, 1998, between The Boeing Company ("Boeing") and Boullioun Aviation Services, Inc. ("BAS") (the "Purchase Agreement") under which BAS purchased certain Boeing Model 737-76Q aircraft, including the aircraft bearing Manufacturer's Serial No. 30271 (the "Aircraft"), (b) Purchase Agreement Assignment I dated as of January 24, 2001, between BAS and Boullioun Aircraft Holding Company, Inc. ("BAHC") ("Purchase Agreement Assignment I"), (c) Purchase Agreement Assignment II dated as of January 24, 2001, between BAHC and Lessor ("Purchase Agreement Assignment II") and (d) the Lease Agreement (MSN 30271) dated as of January 5, 2001 between Lessor and Lessee (the "Lease"). The Purchase Agreement incorporated by reference Aircraft General Terms Agreement AGTA-BOU (the "AGTA").

     Capitalized terms used herein without definition will have the same meaning as in the Purchase Agreement.

     Lessor has leased the Aircraft, including in that Lease the transfer to Lessee of certain rights related to the Aircraft under the Purchase Agreement transferred to BAHC under Purchase Agreement Assignment I and by BAHC to Lessor under Purchase Agreement Assignment II. To accomplish this transfer of rights, as authorized by the provisions of the Purchase Agreement:

     1. Lessor assigns to Lessee, and authorizes Lessee to exercise, to the exclusion of Lessor, all rights and powers of Lessor with respect to the remaining rights related to the Aircraft under Exhibit C to the AGTA and Article
8.2 of the AGTA of the Purchase Agreement (the "Assigned Purchase Agreement"). This authorization will continue until Boeing receives written notice from Lessor that an "Event of Default" under the Lease has occurred and is continuing, addressed to Vice President - Contracts, Mail Code 21-34, Boeing Commercial Airplane Group, P.O. Box 3707, Seattle, Washington 98124-2207. Until Boeing receives such notice, Boeing is entitled to deal exclusively with Lessee with respect to the Aircraft under the Assigned Purchase Agreement. With respect to the rights and obligations of Lessor under the Assigned Purchase Agreement, all actions taken or agreements entered into by Lessee during the period prior to Boeing's receipt of this notice are final and binding on Lessor. Further, any payments made by Boeing as a result of claims made by Lessee will be made to the credit of Lessee.

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     2.  Lessee accepts the assignment and authorization above, acknowledges it has reviewed the Assigned Purchase Agreement and agrees to be bound by, and comply with all applicable terms and conditions of, the Assigned Purchase Agreement including, without limitation, the DISCLAIMER AND RELEASE and EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES in Article 11 of Part 2 of Exhibit C to the AGTA and the insurance provisions in Article 8.2 of the AGTA of the Purchase Agreement. Lessee further agrees, upon the written request of Boeing, to promptly execute and deliver such further assurances and documents and take such further action as Boeing may reasonably request in order to obtain the full benefits of Lessee's agreements in this paragraph.

     3. Lessor represents to Lessee that Lessor owns or controls the rights it purports to assign herein.

     4. Lessor and Lessee agree that this is an "Operative Document" for purposes of the Lease.

     5. This Agreement shall be governed by the laws of the State of Washington, exclusive of those principles relating to conflicts of laws.

                    [This space intentionally left blank.]

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     We request that Boeing acknowledge receipt of this letter and confirm the transfer of rights set forth above by signing the acknowledgment and forwarding one copy of this letter to each of the undersigned.

Very truly yours,

BELLEVUE COASTAL LEASING LLC,                MIDWAY AIRLINES CORPORATION,
as Lessor                                    as Lessee

By Boullioun Aircraft Holding Company,
Inc., its sole Member


By: /s/ Michael Millspaugh                    By: /s/ Jonathan S. Waller
    ----------------------                        ----------------------
                                                  Jonathan S. Waller

Its: Vice President, Technical Services       Its: Senior Vice President
    -----------------------------------            ---------------------
                                                   General Counsel
                                                   ---------------

Dated: January 24, 2001                       Dated: January 24, 2001
       ----------------                              ----------------


     Receipt of the above letter is acknowledged and the transfer of rights under the Purchase Agreement described above with respect to the Aircraft is confirmed, effective as of this date.

THE BOEING COMPANY



By:/s/ C. M. Reese
   ---------------
   C. M. Reese

Its: Attorney-in-Fact
     ----------------

Dated: January 24, 2001
      -----------------



Aircraft Manufacturer's Serial Number 30271


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